As filed with the Securities and Exchange Commission on March 31, 2000
                                          Registration No.  333-______
____________________________________________________________________________
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  under
                        THE SECURITIES ACT OF 1933


                           inTEST CORPORATION
----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                                      22-2370659
-----------------------------------                  -----------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)


            2 Pin Oak Lane
        Cherry Hill, New Jersey                                  08003
----------------------------------------                    ----------------
(Address of principal executive offices)                        (Zip Code)


                       1998 INCENTIVE AND NON-STATUTORY
                            STOCK OPTION PLAN AND
                    VARIOUS WRITTEN COMPENSATION CONTRACTS
----------------------------------------------------------------------------
                            (Full title of the plan)

                             ROBERT E. MATTHIESSEN
                      President and Chief Executive Officer
                              inTEST Corporation
                                2 Pin Oak Lane
                         Cherry Hill, New Jersey  08003
                               (856) 424-6886
            --------------------------------------------------------
           (Name, address, including zip code, and telephone number, including area code, of agent for service)


Copy to:            PATRICIA A. GRITZAN, ESQUIRE
                    Saul, Ewing, Remick & Saul LLP
                    1500 Market Street
                    Centre Square West, 38th Floor
                    Philadelphia, Pennsylvania 19102
                    (215) 972-7777
             __________________________________________________

             See next page for calculation of registration fee.
             __________________________________________________

CALCULATION OF REGISTRATION FEE



                                                           Proposed
                                           Proposed         Maximum
                                            Maximum        Aggregate      Amount of
Title of Securities      Amount to be    Offering Price     Offering     Registration
  to be Registered       Registered(1)    Per Share(2)       Price         Fee(3)
---------------------    -------------   --------------    ---------     ------------
Common Stock, Par
Value $0.01 Per Share        50,875          $4.06         $206,553         $ 54.53

Common Stock, Par
Value $0.01 Per Share        27,628          $4.44          122,668           32.38

Common Stock, Par
Value $0.01 Per Share        47,983          $3.79          181,856           48.01

Common Stock, Par
Value $0.01 Per Share        49,200          $0.02              984             .26
                            -------                        --------         -------
TOTAL                       175,686                        $512,061         $135.18
                            =======                        ========         =======


(1) Represents shares issuable to employees pursuant to options issued under the 1998 Incentive and Non-Statutory Stock Option Plan (the "Plan") and the various written compensation contracts.
(2) The proposed maximum offering price per share is the price at which the options may be exercised.
(3) The registration fee with respect to these shares has been computed in accordance with paragraph (h) of Rule 457.

                                       PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information. <F1>

Item 2.   Registrant Information and Employee Plan Annual Information. <F1>


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The documents listed in clauses (a) through (c) below are incorporated herein by this reference thereto, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by this reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed on March 30, 2000.

     (b)  The Registrant's Current Report on Form 8-K filed on March 20,
2000.

     (c) The description of the Common Stock contained in the registration statement filed by the Registrant to register such securities under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.



<F1>  The information called for in Part I of this registration statement will be sent or given to each holder of an option issued under the 1998 Incentive and Non-Statutory Stock Option Plan (the "Stock Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the Note to Part 1 of of Form S-8, the documents containing the information specified in
      Part I are not filed with this registration statement.

Item 6.   Indemnification of Directors and Officers.

     Article VI of the Registrant's Bylaws provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware ("DGCL"). The Bylaws require the Registrant, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' liability insurance, if available on reasonable terms. The Bylaws require the Registrant to indemnify an officer or director in connection with a proceeding (or part thereof) initiated by such officer or director only if the initiation of such proceeding was authorized by the Board of Directors. Reference is made to Section 145 of the DGCL which provides for indemnification of directors and officers in certain circumstances. The Registrant has obtained an insurance policy which will entitle the Registrant to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

     Article IX of the Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or (iv) for any transaction from which the director derives an improper personal benefit.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The following is a list of exhibits filed with, or incorporated by reference into, this Registration Statement:

     4    Specimen copy of Common Stock Certificate (filed as Exhibit
          4.1 to the Registrant's Registration Statement on Form S-1, Commission Fle No. 333-26457, incorporated herein by
          Reference)

     5    Opinion of Saul, Ewing, Remick & Saul LLP

    23.1  Consent of KPMG LLP

    23.2  Consent of Saul, Ewing, Remick & Saul LLP (contained in Exhibit
          No. 5)

    24 Power of Attorney (included on signature page of the Registration Statement)

Item 9.   Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that the information required by paragraphs
     (a)(1)(i) and (a)(1)(ii) is not required to be filed if the information required by such sections is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Act.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the Township of Cherry Hill, State of New Jersey, on March 31, 2000.

                                        inTEST CORPORATION


                                    By: /s/ Robert E. Matthiessen
                                        -------------------------------------
-
                                        Robert E. Matthiessen, President and
                                        Chief Executive Officer


                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Robert E. Matthiessen and Hugh T. Regan, Jr., and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                                                Date
      ---------                                                ----

/s/ Alyn R. Holt                                          March 31, 2000
-------------------------------------------
Alyn R. Holt
Chairman

/s/ Robert E. Matthiessen                                 March 31, 2000
-------------------------------------------
Robert E. Matthiessen
President and Chief Executive Officer
(principal executive officer)

/s/ Douglas W. Smith                                      March 31, 2000
-------------------------------------------
Douglas W. Smith
Executive Vice President, Chief Operating
Officer and Director

/s/ Daniel J. Graham                                      March 31, 2000
-------------------------------------------
Daniel J. Graham
Vice Chairman, Senior Vice President and
Director

/s/ Hugh T. Regan, Jr.                                    March 31, 2000
-------------------------------------------
Hugh T. Regan, Jr.
Chief Financial Officer, Treasurer and
Secretary (principal accounting and
financial officer)

/s/ Richard O. Endres                                     March 31, 2000
-------------------------------------------
Richard O. Endres
Director

/s/ Stuart F. Daniels                                     March 31, 2000
-------------------------------------------
Stuart F. Daniels
Director

/s/ Gregory Slayton                                       March 31, 2000
-------------------------------------------
Gregory Slayton
Director

/s/ James J. Greed, Jr.                                   March 31, 2000
-------------------------------------------
James J. Greed, Jr.
Director

/s/ William M. Stone                                      March 31, 2000
-------------------------------------------
William M. Stone
Director

EXHIBIT INDEX

Exhibit No.        Exhibit
-----------        -------

    4          Specimen copy of Common Stock Certificate (filed as
               Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, Commission File No. 333-26457, incorporated herein by reference)

    5          Opinion of Saul, Ewing, Remick & Saul LLP

   23.1        Consent of KPMG LLP

   23.2        Consent of Saul, Ewing, Remick & Saul LLP (contained in
               Exhibit No. 5)

   24 Power of Attorney (included on signature page of the Registration Statement)